EXHIBIT 2.1

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                            ASSET PURCHASE AGREEMENT



                                     BETWEEN


                              KEY COMPONENTS, INC.,
                         a New York corporation ("KCI")

                         and its wholly-owned subsidiary

                              KEY COMPONENTS, LLC,
                 a Delaware limited liability company ("KCLLC,"
                        and together with KCI, "PARENT"),

                         and its wholly-owned subsidiary


                                HUDSON LOCK, LLC,
    a Delaware limited liability company ("TARGET," and together with Parent,
                                  "SELLERS"),


                                       AND


                              HL ACQUISITION, LLC,
                 a Delaware limited liability company ("BUYER")

                                 October 7, 2004

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                                TABLE OF CONTENTS

SS.1. DEFINITIONS............................................................9

SS.2. BASIC TRANSACTION.....................................................20
         (a)  Purchase and Sale of Assets...................................20
         (b)  Assumption of Liabilities.....................................20
         (c)  Preliminary Purchase Price....................................20
         (d)  Closing.......................................................21
         (e)  Deliveries at Closing.........................................21
         (f)  Determination of Closing Date Balance Sheet...................21
         (g)  Post-Closing Adjustment to Unadjusted Purchase Price..........23
         (h)  Allocation....................................................24

SS.3. TARGET'S REPRESENTATIONS AND WARRANTIES...............................24
         (a)  Organization of Sellers.......................................24
         (b)  Authorization of Transaction..................................24
         (c)  Non-contravention.............................................25
         (d)  Brokers' Fees.................................................25
         (e)  Title to Personal Property....................................25
         (f)  Subsidiaries..................................................25
         (g)  Financial Statements..........................................25
         (h)  Events Subsequent to Most Recent Fiscal Year End..............26
         (i)  Undisclosed Liabilities.......................................28
         (j)  Legal Compliance..............................................28
         (k)  Tax Matters...................................................28
         (l)  Real Property.................................................29
         (m)  Intellectual Property.........................................32
         (n)  Tangible Assets...............................................34
         (o)  Inventory.....................................................34
         (p)  Contracts.....................................................34
         (q)  Notes and Accounts Receivable.................................36
         (r)  Powers of Attorney............................................36
         (s)  Insurance.....................................................36
         (t)  Litigation....................................................36
         (u)  Product Warranty..............................................36
         (v)  Product Liability.............................................36
         (w)  Employees.....................................................37
         (x)  Employee Benefits.............................................38
         (y)  Guaranties....................................................39
         (z)  Environmental, Health, and Safety Matters.....................39
         (aa)  Certain Business Relationships With Target...................40
         (bb)  Customers and Suppliers......................................41
         (cc)  Disclosure...................................................41
         (dd)  Investment...................................................41

SS.4. BUYER'S REPRESENTATIONS AND WARRANTIES................................42
         (a)  Organization of Buyer.........................................42
         (b)  Authorization of Transaction..................................42
         (c)  Non-contravention.............................................42

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         (d)  Brokers' Fees.................................................42

SS.5. PRE-CLOSING COVENANTS.................................................43
         (a)  General.......................................................43
         (b)  Notices and Consents..........................................43
         (c)  Operation of Business.........................................43
         (d)  Preservation of Business......................................43
         (e)  Full Access...................................................43
         (f)  Notice of Developments........................................43
         (g)  Exclusivity...................................................44
         (h)  Maintenance of Real Property..................................44
         (i)  Leases........................................................44
         (j)  Environmental Insurance Policy................................44

SS.6. CONDITIONS TO OBLIGATION TO CLOSE.....................................44
         (a)  Conditions to Buyer's Obligation..............................44
         (b)  Conditions to Target's Obligation.............................48

SS.7. POST-CLOSING AGREEMENTS...............................................49
         (a)  Inspection of Records.........................................49
         (b)  Payroll Taxes and Payroll Records.............................49
         (c)  Certain Assignments...........................................49
         (d)  Employees.....................................................50
         (e)  Payments of Accounts Receivable...............................50
         (f)  Reproration of Real Estate Taxes..............................50
         (g)  Covenant Not to Compete.......................................50
         (h)  Disclosure of Confidential Information........................51
         (i)  Injunctive Relief.............................................51
         (j)  Further Assurances............................................51
         (k)  Tax Clearance Certificates....................................52
         (l)  Environmental Matters.........................................52

SS.8. INDEMNIFICATION.......................................................52
         (a)  Survival of Representations and Warranties....................52
         (b)  Indemnification Provisions for Buyer's Benefit................52
         (c)  Indemnification Provisions for Target's Benefit...............55
         (d)  Matters Involving Third Parties...............................56
         (e)  Determination of Adverse Consequences.........................57
         (g)  Other Indemnification Provisions..............................57
         (h)  Change of Control.............................................58

SS.9. TERMINATION...........................................................58
         (a)  Termination of Agreement......................................58
         (b)  Effect of Termination.........................................58

SS.10. MISCELLANEOUS........................................................58
         (a)  Press Releases and Public Announcements.......................59
         (b)  No Third-Party Beneficiaries..................................59
         (c)  Entire Agreement..............................................59
         (d)  Succession and Assignment.....................................59
         (e)  Counterparts..................................................59

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         (f)  Headings......................................................59
         (g)  Notices.......................................................59
         (h)  Governing Law.................................................60
         (i)  Amendments and Waivers........................................60
         (j)  Severability..................................................60
         (k)  Expenses......................................................61
         (l)  Construction..................................................61
         (m)  Incorporation of Exhibits and Schedules.......................61
         (n)  Specific Performance..........................................61
         (o)  Submission to Jurisdiction....................................61
         (p)  Bulk Transfer Laws............................................62
         (q)  No Consequential Damages......................................62

EXHIBIT A - Escrow Agreement
EXHIBIT B - Volatile Organic Chemicals and Chlorinated Compounds
EXHIBIT C - Form of Buyer Note
EXHIBIT D - Form of Buyer Security Agreement
EXHIBIT E - Form of Buyer Mortgage
EXHIBIT F - Forms of Assignments
EXHIBIT G - Form of Assumption
EXHIBIT H - Financial Statements
EXHIBIT I - Form of Environmental Site Protection Policy of Insurance EXHIBIT J - Form of Opinion of Target's Counsel
EXHIBIT K - Form of Assignment of Lease
EXHIBIT L - Form of Estoppel Certificate
EXHIBIT M - Form of Opinion of Buyer's Counsel
EXHIBIT N - Form of Escrow Agreement (for Setoff with respect to Buyer Note) EXHIBIT O - Form of Intercreditor and Subordination Agreement
DISCLOSURE SCHEDULE - Exceptions to Representations and Warranties

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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "AGREEMENT") is entered into on October 7, 2004, among KEY COMPONENTS, INC., a New York corporation ("KCI"), KEY COMPONENTS, LLC, a Delaware limited liability company ("KCLLC," and jointly and severally with KCI, "PARENT"), and HUDSON LOCK, LLC, a Delaware limited liability company ("TARGET," and jointly and severally with Parent, "SELLERS"), and HL ACQUISITION, LLC, a Delaware limited liability company ("BUYER"). Buyer and Seller are referred to collectively herein as the "PARTIES."

                                    RECITALS

     A. Target is engaged in the business of designing, manufacturing and marketing medium-security custom and specialty locks for original equipment manufacturer (OEM) customers and fabricating and selling keys, locks and lock accessories to locksmith distributors.

     B. Target desires to sell and assign to Buyer substantially all of Target's assets and certain of Target's liabilities, and Buyer desires to purchase said assets and assume said liabilities, all on the terms and subject to the conditions contained in this Agreement.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                   AGREEMENTS

     ss.1. DEFINITIONS.

     "ACCOUNTS PAYABLE" means trade accounts payable of Target as of the Closing Date to the extent included on the Closing Date Balance Sheet.

     "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "ACCRUED EXPENSES" means, as of the Closing Date, accrued and unpaid expenses of the Target to the extent included on the Closing Date Balance Sheet, including (a) accrued payroll, bonuses, commissions, and unpaid vacation, personal and sick days, with respect to those employees of Target who become employees of Buyer immediately after the Closing and (b) accrued utility expenses.

     "ACQUIRED ASSETS" means all right, title, and interest in and to all of the assets of Target other than Excluded Assets, including, without limitation, all of its (a) Owned Real Property and Leased Real Property; (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies); (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to

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protection of interests therein under the laws of all jurisdictions; (d) leases,
subleases,  and  rights  thereunder;  (e)  agreements,   contracts,  guaranties,
indentures, instruments, Liens, purchase orders, quotations, bids and sales orders, other similar arrangements, and rights thereunder; (f) accounts, notes, and other receivables; (g) letters of credit issued to Target; (h) those insurance policies (and rights thereunder) which do not constitute Excluded Assets; (i) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment; (j) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies; (k) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; and (l) the Hudson Lock Medical Plan.

     "ACTUAL VALUE" has the meaning set forth in ss.2(f)(iii)(C).

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Code ss.1504(a) or any similar grouP defined under a similar provision of state, local, or foreign law.

     "APSLEY TRUST" means the Apsley Street Paved Parking Area Trust established under the Declaration of Trust dated December 11, 1996.

     "APSLEY TRUST PROPERTY" means the parking lot located at the Northeast corner of Apsley Street and Howe Street, Hudson, Massachusetts, consisting of approximately 17,555 square feet and legally owned by the Apsley Trust.

     "ARBITRATING ACCOUNTING FIRM" has the meaning set forth in ss.2(f)(ii) below.

     "ASSUMED LIABILITIES" means (a) Accounts Payable; (b) Accrued Expenses; (c) all obligations of Target under the agreements, contracts, insurance policies, leases, licenses, and other arrangements entered into in the Ordinary Course of Business and referred to and included in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing; (d) Assumed Real Property Taxes; (e) Target's product warranty liabilities; (f) Liabilities of Target to Joel Liberto, Peter Poodiak and Robert Sylvia for bonus compensation under their respective bonus agreements set forth on ss.3(h)(ii) of the DisclosurE Schedule; (g) Liabilities of Target to Joel Liberto, Robert Sylvia and Paul Wesolowski for severance pay under their respective severance agreements set forth on ss.3(h)(ii) of the Disclosure Schedule, and Target's paymenT obligation to executive search firm PSSI in the amount of $17,000 with respect to the recruitment of Target's controller; and (h) with respect to the Hudson Lock Medical Plan, (i) premiums due and payable, and the performance of

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obligations relating to administration of, the Hudson Lock Medical Plan accruing after the Closing and (ii) Target's obligations under continuation coverage rules of COBRA with respect to a "qualifying event," within the meaning of
Section 4980B(f) of the Code and Section 603 of ERISA, occurring on or before Closing with respect to any Employee and their dependents.

     "ASSUMED REAL PROPERTY TAXES" means general real estate and ad valorem taxes applicable to the Owned Real Property which are accrued (but not yet due and payable) as of the Closing Date and included on the Closing Date Balance Sheet in the amount of the Real Property Tax Proration (subject to reproration pursuant to ss.7(f) below).

     "BUYER" has the meaning set forth in the preface above.

     "BUYER MORTGAGE" has the meaning set forth in ss.2(c)(ii) below.

     "BUYER NOTE" has the meaning set forth in ss.2(c)(ii) below.

     "BUYER'S PLAN" has the meaning set forth in ss.8(b)(ii)(A) below.

     "BUYER SECURITY AGREEMENT" has the meaning set forth in ss.2(c)(ii) below.

     "CASH" means cash and cash equivalents (including marketable securities and short-term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "CERCLA" has the meaning set forth in ss.3(z)(iv) below.

     "CHANGE OF CONTROL" means, with respect to KCI, the sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of KCI or the consummation of any reorganization, merger, consolidation, liquidation, dissolution or other transaction with respect to KCI (i) which results in a material diminution of the assets of KCI or (ii) after which the company succeeding to substantially all of KCI's assets or business is not liable for or does not assume Sellers' indemnification obligations under ss.8 below or has materially diminished assets as compared to KCI prior to thE transaction. Notwithstanding the foregoing, "Change of Control" shall not include a stock sale of KCI, either directly or indirectly pursuant to a so-called reverse triangular merger, and the incurrence of indebtedness in connection with such a transaction shall not be deemed to result in a diminution of assets.

     "CLOSING" has the meaning set forth in ss.2(d) below.

     "CLOSING DATE" has the meaning set forth in ss.2(d) below.

     "CLOSING DATE BALANCE SHEET" has the meaning set forth in ss.2(f)(ii) below.

     "CLOSING DATE INVENTORY" means the amount of Target's inventory included in the Acquired Assets, as determined from the Closing Date Balance Sheet.

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     "CLOSING  DATE NET  WORKING  CAPITAL"  means  the  amount  of the  positive difference, if any, of (x) Target's current assets included in the Acquired Assets, other than inventory, minus (y) Target's current liabilities included in the Assumed Liabilities (other than liabilities described in clauses (f) and (g) of the definition thereof), as determined from the Closing Date Balance Sheet.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B and of anY similar state law.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any confidential or proprietary information concerning the business and affairs of Sellers that is not already generally available to the public, but specifically excluding (a) information which is or becomes generally available to the public on a non-confidential basis, including from a third party provided that to Buyer's knowledge such third party is not in breach of an obligation of confidentiality with respect to the information; (b) information that Buyer can reasonably substantiate by documentary evidence that it possessed prior to the receipt of any Confidential Information from Sellers; (c) information that Buyer can reasonably substantiate by documentary evidence that it developed independently and without the disclosure or use of any of Seller's Confidential Information in violation of this Agreement; or (d) information that Sellers authorize may be disclosed.

     "CONTROLLED GROUP" has the meaning set forth in Code ss.1563.

     "DEPOSIT" means $100,000.

     "DISCLOSURE SCHEDULE" has the meaning set forth in ss.3 below.

     "DRAFT CLOSING DATE BALANCE SHEET" has the meaning set forth in ss.2(f)(i) below.

     "EMPLOYEE" means any current or former employee, officer, independent contractor, agent or consultant of Target.

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) anD any other plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, profit sharing, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind for one or more employees, whether formal or informal, proposed or final, funded or unfunded and whether or not subject to ERISA or legally binding.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA ss.3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA ss.3(1).

     "ENCUMBRANCE DOCUMENTS" has the meaning set forth in ss.3(l)(xii) below.

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     "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean, as amended and as now and hereafter in effect, all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including, without limitation, all those relating to the presence, use, production,
generation,    handling,    transportation,    treatment,   storage,   disposal,
distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic
chemicals,   petroleum   products  or  byproducts,   asbestos,   polychlorinated
biphenyls, noise, or radiation.

     "ENVIRONMENTAL INSURANCE POLICY" has the meaning set forth in ss.5(j) below.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means each entity that is treated as a single employer with Target for purposes of Code ss.414.

     "ESCROW AGENT" has the meaning set forth in ss.2(c)(i) below.

     "ESCROW AGREEMENT" means the Escrow Agreement entered into concurrently herewith and attached hereto as EXHIBIT A.

     "ESTOPPEL CERTIFICATES" has the meaning set forth in ss.6(a)(xv) below.

     "EXCLUDED ASSETS" means (a) Cash and marketable securities; (b) claims (and benefits to the extent they arise therefrom) and litigation against third parties to the extent such claims and litigation are not in any way related to the Acquired Assets or the Assumed Liabilities; (c) Employee Benefit Plans (other than assets related to the Hudson Lock Medical Plan); (d) insurance policies and proceeds of insurance policies related to claims made by Target prior to the Closing Date; (e) rights arising from deposits and prepaid expenses, if any, with respect to the Excluded Assets; (f) Target's limited liability company certificate of formation, qualifications to conduct business as a foreign limited liability company, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, membership interest transfer books, blank membership interest certificates, and other documents relating to the organization, maintenance, and existence of Target as a limited liability company; and (g) any of the rights of Target under this Agreement (or under any side agreement between Target on the one hand and Buyer on the other hand entered into on or after the date of this Agreement).

     "EXCLUDED LIABILITIES" means any liability or obligation of Target not expressly included within the definition of Assumed Liabilities, including (a) any liabilities of Target to Parent or to any of Sellers' Affiliates; (b) any liabilities for legal, accounting, audit and investment banking fees, brokerage commissions, and any other expenses incurred by Target in connection with the negotiation and preparation of this Agreement and the sale of the Acquired Assets to Buyer hereunder; (c) any liabilities for Taxes (as herein defined), other than Assumed Real Property Taxes, Taxes included in Assumed Liabilities, and as set forth in ss.10(k); (d) any liability for or

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related to  indebtedness  to banks,  financial  institutions or other persons or entities with respect to borrowed money or otherwise; (e) any liabilities in connection with or relating to the cessation of Target's business activities,
and  the  closure  of  Target's  operations,  in  Monterrey,   Mexico;  (f)  any
liabilities under those agreements, commitments, contracts, insurance policies, leases, licenses and permits which are not assigned to Buyer pursuant to the provisions of this Agreement; (g) any liabilities under collective bargaining agreements in respect of Target's employees; (h) any liabilities for medical, dental, and disability (both long-term and short-term) benefits, whether insured or self-insured, accruing or based upon exposure to conditions, or aggravation of disabilities or conditions in existence, on or prior to the Closing Date or for claims incurred or disabilities commencing on or prior to the Closing Date, and any liability for the foregoing which arises by virtue of an employment relationship at any time with Target, except as provided in clause (h) of the definition of "Assumed Liabilities"; (i) any liabilities arising out of or in connection with any EMPLOYEE BENEFIT PLANS that Target or any ERISA Affiliate maintains, contributes to or has any obligation to contribute to, except as provided in clause (h) of the definition of "Assumed Liabilities"; (j) any liabilities to Employees for salaries, wages, bonuses, vacation pay and other compensation, including any liabilities to pay bonuses or severance to employees of Target whose employment is terminated prior to the Closing Date or in connection with the sale of the Acquired Assets (other than liabilities included in Accrued Expenses or described in clauses (f) and (g) of the definition of "Assumed Liabilities"); (k) any liabilities under any federal or state civil rights or similar law, or the "WARN Act," resulting from the termination of employment of any Employee by Target; (l) any liabilities as a result of any grievance proceeding, arbitration, administrative proceeding, or proceedings in any court, based upon any employment actions, inactions or omissions by Target, involving any Employee, or any individual who applied for employment with
Target, which relate in any way to decisions to hire or not hire such individual, decisions to terminate, discharge or lay off such individual, and decisions regarding payment of compensation and/or benefits to such individual (including, without limitation, claims raised under any federal, state or local statute or regulation, common law claims, claims based upon any employment contract, or claims based upon any collective bargaining agreement); (m) any claims against or liabilities for injury to or death of persons or damage to or
destruction   of  property   (including,   without   limitation,   any  workers'
compensation claim) regardless of when said claim or liability is asserted, including, without limitation, any claim or liability for consequential or punitive damages in connection with the foregoing; (n) any liabilities arising out of or in connection with any violation of a statute or governmental rule, regulation or directive; (o) any liabilities or obligations with respect to, or relating to, any ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS; (p) any liabilities in connection with or arising out of the transfer or assignment of any agreements, commitments, contracts, leases, licenses or permits (including, without limitation, under any computer software agreement or license); (q) any liabilities for retrospective or similar insurance premium adjustments with respect to insurance policies transferred or assigned to Buyer pursuant to the provisions of this Agreement; and (r) any liabilities (whether asserted before
or  after  Closing)  for  or  arising  in  connection   with  any  breach  of  a
representation, warranty, or covenant, or for any claim for indemnification, contained in any agreement, contract, lease, license or permit to the extent that such breach or claim arose out of or by virtue of Target's performance or nonperformance thereunder on or prior to the Closing Date, it being understood that, as between Target and Buyer, this subsection shall apply notwithstanding any provisions which may be contained in any form of consent to the assignment of any such agreement or contract, or any novation agreement, which, by its terms, imposes such liabilities upon Buyer and which assignment or novation agreement is accepted by

Buyer notwithstanding the presence of such a provision, and that Target's failure to discharge any such liability shall entitle Buyer to indemnification subject to and in accordance with the provisions of this Agreement; provided, however, that any liability taken into account in determining the Purchase Price Adjustment shall not be an Excluded Liability.

     "FIDUCIARY" has the meaning set forth in ERISA ss.3(21).

     "FINAL PLAN" has the meaning set forth in ss.8(b)(ii)(A) below.

     "FINANCIAL STATEMENTS" has the meaning set forth in ss.3(g) below.

     "FIRPTA AFFIDAVIT" has the meaning set forth in ss.6(a)(xvi) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

     "HIGH VALUE" has the meaning set forth in ss.2(f)(iii)(B).

     "HUDSON LOCK MEDICAL PLAN" means the Hudson Lock medical plan made available to the Employees and listed in ss.3(x) of the Disclosure Schedule.

     "IMPROVEMENTS" has the meaning set forth in ss.3(l)(v) below.

     "INDEMNIFIED PARTY" has the meaning set forth in ss.8(d)(i) below.

     "INDEMNIFYING PARTY" has the meaning set forth in ss.8(d)(i) below.

     "INTELLECTUAL PROPERTY" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

     "KCI" has the meaning set forth in the preface above.

     "KCLLC" has the meaning set forth in the preface above.

     "KNOWLEDGE"   means  actual  knowledge  after   reasonable   investigation,
including, in the case of Target, the Knowledge of Robert B. Kay, Keith McGowan, Alan L. Rivera and Alan Weggeman.

     "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by Target.

     "LEASED REAL PROPERTY SUBLEASES" means all subleases, licenses or other agreements pursuant to which Target conveys or grants to any Person a subleasehold estate in, or the right to use or occupy, any Leased Real Property or portion thereof.

     "LEASES" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which Target holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of Target thereunder.

     "LIABILITY" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "LIEN" means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than (a) liens for Taxes not yet due and payable and (b) purchase money liens and liens securing rental payments under capital lease arrangements.

     "LOW VALUE" has the meaning set forth in ss.2(f)(iii)(A).

     "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any effect or change materially adverse (or that would be materially adverse but for the passage of time) to the business, assets, or financial condition of Target, taken as a whole, or to the ability of Target to consummate timely the transactions contemplated hereby.

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in ss.3(g) below.

     "MOST RECENT FISCAL MONTH END" has the meaning set forth in ss.3(g) below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in ss.3(g) below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA ss.3(37).

     "NEW LEASE" has the meaning set forth in ss.6(a)(xiv) below.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring, and cable installations, utility installations, and landscaping, together with all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral, and water rights), owned, legally or beneficially, by Target (including the Apsley Trust Property).

     "OWNED REAL PROPERTY LEASES" means all leases, licenses, or other agreements (written or oral) pursuant to which Target conveys or grants to any Person a leasehold estate in, or the right to use or occupy, any Owned Real Property or portion thereof.

     "PARENT" has the meaning set forth in the preface above.

     "PARTY" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERMITTED  ENCUMBRANCES"  means  with  respect  to  each  parcel  of  Real
Property: (a) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are (i) not due and payable as of the Closing Date or (ii) being contested in good faith, and in each case for which appropriate reserves have been established in accordance with GAAP; (b) mechanics' liens and similar liens for labor, materials, or supplies provided with respect to such Real Property incurred in the Ordinary Course of Business for amounts that are (i) not due and payable as of the Closing Date or (ii) being contested in good faith, and in each case for which appropriate reserves have been established in accordance with GAAP; (c) zoning, building codes and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon that are imposed by any governmental authority having jurisdiction over such Real Property that are not materially violated by the current use or occupancy of such Real Property or the operation of Target's business as currently conducted thereon; (d) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to such Real Property that do not materially impair the value of such Real Property or its use or occupancy in the operation of Target's business as currently conducted thereon, to which the Parties shall mutually agree and set forth on ss.3(l)(i)(A) of the Disclosure Schedule prior to Closing.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA ss.406 and Code ss.4975.

     "PURCHASE PRICE" has the meaning set forth in ss.2(g) below.

     "PURCHASE PRICE ADJUSTMENT" has the meaning set forth in ss.2(g) below.

     "REAL ESTATE IMPOSITIONS" has the meaning set forth in ss.3(l)(xiv) below.

     "REAL PROPERTY" has the meaning set forth in ss.3(l)(iv) below.

     "REAL PROPERTY DEBT" has the meaning set forth in ss.2(c)(ii) below.

     "REAL PROPERTY LAWS" has the meaning set forth in ss.3(l)(vii) below.

     "REAL PROPERTY LENDER" has the meaning set forth in ss.2(c)(ii) below.

     "REAL PROPERTY PERMITS" has the meaning set forth in ss.3(l)(x) below.

     "REAL PROPERTY TAX PRORATION" means the accrued general real estate and ad valorem taxes applicable to the Owned Real Property as of the Closing Date based upon 110% of the most recent ascertainable tax bills for the Owned Real Property (subject to reproration pursuant to ss.7(f) below);

     "REMEDIATION COSTS" means, with respect to the Suspect Lacquer and Naphtha Tanks, any and all costs (a) to investigate, neutralize, remove, remediate (including associated monitoring) or dispose of the compounds listed on EXHIBIT B hereto in the soil, surface water, groundwater or to perform risk assessments or other "no action" efforts in lieu of the foregoing (i) to the extent required by Environmental, Health, and Safety Requirements, (ii) in response to an imminent and substantial endangerment to the public health, safety or welfare or to the environment, or (iii) that have been actually incurred by a government agency or body acting under the authority of Environmental, Health and Safety Requirements, or by third parties; (b) to restore the applicable area to substantially the same condition it was in prior to being damaged in the course of performing the activities described in clause (a) above; and (c) of legal counsel to assist Target in connection with clause (a) or (b) above, provided that such costs are reasonable.

     "REPORTABLE EVENT" has the meaning set forth in ERISA ss.4043.

     "SECONDING ARRANGEMENT" has the meaning set forth in ss.7(b) below.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SELLERS" has the meaning set forth in the preface above.

     "SELLERS' PLAN" has the meaning set forth in ss.8(b)(ii)(A) below.

     "SENIOR DEBT" has the meaning set forth in ss.2(c)(ii) below.

     "SENIOR LENDER" has the meaning set forth in ss.2(c)(ii) below.

     "SUSPECT LACQUER AND NAPHTHA TANKS" means the two possible underground storage tanks as described in the Phase I Environmental Site Assessment dated January 21, 2004, prepared by Arcadis, and the associated area where any contamination from such tanks may have migrated.

     "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which
(a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "SUBSIDIARY" shall include all Subsidiaries of such Subsidiary.

     "SURVEYS" has the meaning set forth in ss.6(a)(xiii) below.

     "TARGET" has the meaning set forth in the preface above.

     "TARGET NET WORKING CAPITAL" means $1,161,000.

     "TARGET INVENTORY" means $6,077,000.

     "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

     "TAX BENEFIT" has the meaning set forth in ss.8(e) below.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "THIRD-PARTY CLAIM" has the meaning set forth in ss.8(d)(i) below.

     "TITLE COMMITMENTS" has the meaning set forth in ss.6(a)(x) below.

     "TITLE COMPANY" has the meaning set forth in ss.6(a)(x) below.

     "TITLE POLICIES" has the meaning set forth in ss.6(a)(xi) below.

     "UNADJUSTED PURCHASE PRICE" has the meaning set forth in ss.2(c) below.

     "WARN ACT" has the meaning set forth in ss.3(w) below.

     ss.2. BASIC TRANSACTION.

          (a) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Target, and Target agrees to sell, transfer, convey, and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this ss.2.

          (b) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility, however, with respect to any Excluded Liabilities, which shall remain the responsibility of Target.

          (c) UNADJUSTED PURCHASE PRICE. The aggregate purchase price for the Acquired Assets shall be Four Million Six Hundred Eighty Thousand and No/100 Dollars ($4,680,000.00) (the "UNADJUSTED PURCHASE Price"). The Unadjusted Purchase Price shall be subject to adjustment after the Closing pursuant to ss.2(f) below.

               (i) Simultaneously with Buyer's execution and delivery of this Agreement, Buyer shall pay to Fifth Third Bank, Chicago, Illinois, as escrow agent (the "ESCROW AGENT"), the Deposit in cash payable by wire transfer or delivery of other immediately available funds for deposit into the escrow account. The Deposit shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement attached hereto as EXHIBIT A.

               (ii) Buyer shall pay to Target at the Closing an amount  equal to the Unadjusted Purchase Price, less the amount of the Deposit (including any interest earned thereon) paid to Target pursuant to the Escrow Agreement, by delivery of (A) its promissory note in the form of EXHIBIT C hereto in the aggregate principal amount of One Million One Hundred Seventy Thousand and No/100 Dollars ($1,170,000.00) and (B) cash for the balance payable by wire transfer or delivery of other immediately available funds. To secure Buyer's payment obligations under the Buyer Note, Buyer shall execute and deliver to Target at the Closing a security agreement in the form of EXHIBIT D hereto (the "BUYER SECURITY AGREEMENT") and a mortgage in the form of EXHIBIT E hereto (the "BUYER MORTGAGE"). Buyer's indebtedness to Target pursuant to the Buyer Note, and the security interests granted by Buyer to Target pursuant to the Buyer Security Agreement, shall be subordinate and subject to Buyer's indebtedness incurred in connection with the Closing (the "SENIOR DEBT," including any refinancing of any revolving credit facility not to exceed $5,000,000 and any refinancing of the then outstanding principal amount of any term credit facility) to a commercial lender (the "SENIOR LENDER") to finance both the transaction contemplated hereunder and Buyer's post-Closing working capital requirements and to the security interests granted by Buyer to the Senior Lender to secure the satisfaction and performance of Buyer's liabilities and obligations with respect to such Senior Debt. Further, the Buyer Mortgage shall be subordinate and subject to any future indebtedness of Buyer (the "REAL PROPERTY DEBT," including any refinancing not to exceed the then outstanding principal amount thereof) to a commercial lender (the "REAL PROPERTY LENDER"), provided that one hundred percent (100%) of the net proceeds of such Real Property Debt shall be used to retire or prepay the then outstanding principal amount of the Buyer Note. Target hereby agrees to sign and deliver to the Senior Lender at Closing an Intercreditor and Subordination Agreement in form and substance substantially similar to EXHIBIT O hereto, and, from time to time thereafter upon request of each Senior Lender and Real Property Lender, to sign and deliver such other "inter-creditor" or "subordination" agreement acknowledging and agreeing to the foregoing provisions of this ss.2(c)(ii) and including such normal and customary terms and provisions as the Senior Lender oR the Real Property Lender may reasonably require (including a so-called "standstill" provision).

          (d) CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by the exchange via facsimile of executed counterparts of the documents and wire transfer of consideration referred to in ss.2(e) below, commencing at 10:00 a.m. New York time on the third FridaY following the effective date of the Parties' execution of this Agreement, or on such other date, or at such other time or place, as the Parties shall mutually agree; provided, however, that subject to ss.9 below, the date of thE Closing shall be automatically extended from time to time for so long as any of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) shall not be satisfied or waived as provided herein. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the "CLOSING DATE." The Closing shall be deemed to be effective as of the close of business on the Closing Date.

          (e) DELIVERIES AT CLOSING. At the Closing, (i) Target will deliver to Buyer the various certificates, instruments, and documents referred to in ss.6(a) below; (ii) Buyer will deliver to Target thE various certificates, instruments, and documents referred to in ss.6(b) below; (iii) Target will execute, acknowledge (if appropriate), and deliver to Buyer (A) assignments (including Real Property and Intellectual Property transfer documents) in the forms attached hereto as EXHIBITS F-1 through F-3 and (B) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel may reasonably request; (iv) Buyer will execute, acknowledge (if appropriate), and deliver to Target (A) an assumption in the form attached hereto as EXHIBIT G and
(B) such other instruments of assumption as Target and its counsel may reasonably request; (v) Buyer will execute (in the case of the Buyer Note) and deliver to Target the consideration specified in ss.2(c) above, (vi) Buyer will execute and deliver to Target the Buyer Security Agreement and Buyer Mortgage, and (vii) Target will execute and deliver to the Senior Lender an intercreditor or subordination agreement referred to in ss.2(c)(ii) above.

          (f) DETERMINATION OF CLOSING DATE BALANCE SHEET.

               (i) Within forty-five (45) days after the Closing Date, Buyer will prepare and deliver to Target a draft balance sheet (the "DRAFT CLOSING DATE BALANCE SHEET") for Target as of
the close of business on the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement), together with a calculation of the Closing Date Net Working Capital. Buyer will prepare the Draft Closing Date Balance Sheet on a basis consistent with the balance sheet included within the Most Recent Financial Statements; provided, however, that assets, liabilities, gains, losses, revenues, and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) shall be determined, for purposes of the Draft Closing Date Balance Sheet, through full application of the procedures used in preparing the balance sheet included within the Most Recent Financial Statements. The Draft Closing Balance Sheet shall reflect only the Acquired Assets and the Assumed Liabilities (other than liabilities described in clauses
(f) and (g) of the definition thereof). Notwithstanding, or without limitation, as the case may be, of the foregoing:

                    (A) inventory shall be determined pursuant to a physical count and valued in a manner consistent with past practices pursuant to the methodology described on SCHEDULE 2(F)(I)(A) hereto. The physical count of inventory shall be conducted on such date and at such time as the Parties shall mutually agree as soon as reasonably possible following the Closing. Sellers shall have the right to have a representative present to observe such count; and

                    (B) assets and liabilities shall be reflected without regard to materiality.

               (ii) If Target has any objections to the Draft Closing Date Balance Sheet, Target shall deliver a statement describing its objections in reasonable detail to Buyer within sixty (60) days after receiving the Draft Closing Date Balance Sheet. If Target does not deliver such a statement of objections to Buyer within said 60-day period, the Closing Date Balance Sheet and calculation of Closing Date Net Working Capital delivered by Buyer shall be deemed to have been accepted and agreed to by Target and shall be final and binding on the Parties. Buyer and Target shall use reasonable efforts to resolve any objections themselves. If the Parties do not obtain a final resolution within thirty (30) days after Buyer has received the statement of objections, however, Buyer and Target shall select an accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Target are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected (the "ARBITRATING ACCOUNTING FIRM") shall be set forth in writing and shall be conclusive and binding upon the Parties. Buyer shall revise the Draft Closing Date Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this ss.2(f)(ii). The "CLOSING DATE BALANCE SHEET" shall mean the Draft Closing Date Balance Sheet together with anY revisions thereto pursuant to this ss.2(f)(ii).

               (iii) In the event the Parties submit any unresolved objections to an accounting firm for resolution as provided in ss.2(f)(ii) above, Buyer and Sellers shall share responsibility for the fees anD expenses of the accounting firm as follows:

                    (A) if the accounting firm resolves all of the remaining objections in favor of Buyer (the Closing Date Net Working Capital so determined is referred to herein as the "LOW VALUE"), Sellers shall be responsible for all of the fees and expenses of the accounting firm;


                    (B) if the accounting firm resolves all of the remaining objections in favor of Sellers (the Closing Date Net Working Capital so determined is referred to herein as the "HIGH VALUE"), Buyer shall be responsible for all of the fees and expenses of the accounting firm; and

                    (C) if the accounting firm resolves some of the remaining objections in favor of Buyer and some objections in favor of Sellers (the Closing Date Net Working Capital so determined is referred to herein as the "ACTUAL VALUE"), Sellers shall be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and Buyer shall be responsible for the remainder of the fees and expenses.

               (iv) Buyer will make the work papers and back-up materials used in preparing the Draft Closing Date Balance Sheet, and the books, records, and financial staff of Target, available to Target and its accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation by Buyer of the Draft Closing Date Balance Sheet, (B) the review by Target of the Draft Closing Date Balance Sheet, and (C) the resolution by the Parties of any objections thereto.

          (g)  POST-CLOSING   ADJUSTMENT  TO  UNADJUSTED   PURCHASE  PRICE.  The
Unadjusted Purchase Price shall be adjusted as follows (the "PURCHASE PRICE ADJUSTMENT"):

               (i) If the Closing Date Net Working Capital:

                    (A) exceeds the Target Net Working Capital, Buyer will pay to Target an amount equal to such excess by wire transfer or delivery of other immediately available funds within three (3) business days after the date on which the Closing Date Net Working Capital for Target finally is determined pursuant to ss.2(f) above; or

                    (B) is less than the Target Net Working Capital, Sellers shall pay to Buyer an amount equal to such deficiency by wire transfer or delivery of other immediately available funds within three (3) business days after the date on which the Closing Date Net Working Capital for Target finally is determined pursuant to ss.2(f) above; and

               (ii) If the Closing Date Inventory:

                    (A) exceeds Target Inventory, then Buyer shall pay to Target an amount equal to such excess by wire transfer or delivery of other immediately available funds within three (3) business days after the date on which the Closing Date Inventory for Target finally is determined pursuant to ss.2(f) above; or

                    (B) is less than the difference of (x) Target Inventory minus (y) $250,000, then Sellers shall pay to Buyer an amount equal to such deficiency by wire transfer or delivery of other immediately available funds within three (3) business days after the date on which the Closing Date Inventory for Target finally is determined pursuant to ss.2(f) above; and

The Parties' determination of Closing Date Inventory pursuant to ss.2(f) above shall be final and the PurchasE Price Adjustment pursuant to ss.2(g)(ii) above shall not be subject to further adjustment as a result of anY change or alleged change in the value of Target's inventory as of the Closing Date. The Unadjusted Purchase Price as adjusted pursuant to this ss.2(g) is referred to herein as the "PURCHASE PRICE." Notwithstanding anythinG to the contrary herein, Sellers shall not be obligated to indemnify Buyer against any Adverse Consequences as a result of, or based upon or arising from, any claim or liability to the extent such claim or liability is taken into account in determining Closing Date Net Working Capital, Closing Date Inventory or the Purchase Price Adjustment.

          (h) ALLOCATION. Buyer and Target shall mutually agree upon and prepare an allocation of the Unadjusted Purchase Price (plus all other capitalized costs and those Assumed Liabilities that constitute liabilities for federal income tax purposes) among the Acquired Assets, and the non-competition provision set forth in ss.7(g) below, in accordance with Code ss.1060 and the Treasury regulations thereunder (and any simiLar provision of state, local or foreign law, as appropriate). Such allocation shall be set forth on SCHEDULE 2(H); provided, however, that after any adjustment to the Unadjusted Purchase Price is finally determined pursuant to ss.2(f) above, such allocation shall be adjusted to reflect the Purchase Price Adjustment, which shall be allocateD on a dollar-for-dollar basis to the particular class of Acquired Assets or Assumed Liabilities that gave rise to such Purchase Price Adjustment. Buyer and Seller and their Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by Buyer. Target shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Buyer may reasonably request to prepare such allocation. Neither Buyer nor Target shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

     ss.3. TARGET'S REPRESENTATIONS AND WARRANTIES. Target represents and warrants to Buyer that thE statements contained in this ss.3 are correct and complete as of the date of this Agreement, except as set forth iN the disclosure schedule accompanying this Agreement and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this ss.3.

          (a) ORGANIZATION OF SELLERS. Each of Sellers is a limited liability company or corporation, as the case may be, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

          (b) AUTHORIZATION OF TRANSACTION. Each of Sellers has full power and authority (including full limited liability company or corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the manager(s) or board of directors, as the case may be, and sole member of Target and the manager(s) or board of directors, as the case may be, of each Parent have duly authorized the execution, delivery, and performance of this Agreement by Target and each Parent, respectively. This Agreement constitutes the valid and legally binding obligation of each of Sellers, enforceable in accordance with its terms and conditions.

          (c) NON-CONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Sellers is subject or any provision of the certificate of formation, Charter, any operating agreement, or bylaws of any of Sellers or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Sellers is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above), except where the failure to give notice, tO file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

          (d) BROKERS' FEES. Target has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

          (e) TITLE TO PERSONAL PROPERTY. Target has good and marketable title to, or a valid leasehold interest in, the personal property (including Intellectual Property) used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, Target has good and marketable title to all of such personal property included in the Acquired Assets, free and clear of any Liens or restriction on transfer.

          (f) SUBSIDIARIES. Target does not have, nor has it ever had, any Subsidiaries.

          (g) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT H are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) unaudited balance sheets and statements of income, changes in members' equity, and cash flow as of and for the fiscal years ended December 31, 2001, December 31, 2002, and December 31, 2003 (the "MOST RECENT FISCAL YEAR END") for Target; and (ii) unaudited balance sheets and statements of income, changes in members' equity, and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the four (4) months ended April 30, 2004 (the "MOST RECENT FISCAL MONTH END") for Target. The Financial Statements (including the notes thereto, if any) have been consistently prepared, present fairly in all material respects the financial condition of Target as of such dates and the results of operations of Target for such periods and are consistent with the books and records of Target; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate); further provided, that Sellers shall not be obligated to indemnify Buyer against any Adverse Consequences as a result of, or based upon or arising from, any breach or alleged breach of the foregoing statement relating to an inaccurate valuation of inventory or reserves therefor, provided that Target's inventory set forth on the Financial Statements was accounted for on a consistent basis pursuant to the methodology described on SCHEDULE 2(F)(I)(A) hereto. ss.3(g) of the Disclosure Schedule describes the extent to which the preparation of the Financial Statements differs materially from GAAP.

          (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as set forth on the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date:

               (i) except solely in connection with the cessation of Target's business activities, and the closure of Target's operations, in Monterrey, Mexico, Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) Target has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

               (iii) except solely in connection with the cessation of Target's business activities, and the closure of Target's operations, in Monterrey, Mexico, no party (including Target) has accelerated, terminated, modified, or cancelled any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which Target is a party or by which any of them is bound;

               (iv) Target has not imposed or permitted to exist any Lien upon any of its assets, tangible or intangible, except for Permitted Encumbrances;

               (v) Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

               (vi) Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

               (vii) Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

               (viii) Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (ix) Target has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims);

               (x) Target has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xi) there has been no change made or authorized in the Certificate of Formation or any limited liability company agreement of Target;

               (xii) Target has not issued, sold, or otherwise disposed of any of its membership interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its membership interests;

               (xiii)  Target  has  not  declared,   set  aside,   or  paid  any
distribution in respect of its membership interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its membership interests;

               (xiv)   Target  has  not   experienced   any   material   damage,
destruction, or loss (whether or not covered by insurance) to its property;

               (xv) Target has not made any loan to, or entered into any other transaction with, any of its managers, officers, and employees outside the Ordinary Course of Business;

               (xvi) Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii)   Target  has  not  granted  any   increase  in  the  base
compensation of any of its managers, officers, and employees outside the Ordinary Course of Business;

               (xviii) Target has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its managers, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xix) except in connection with the cessation of Target's business activities, and the closure of Target's operations, in Monterrey, Mexico, Target has not made any other material change in employment terms for any of its managers, officers, and employees outside the Ordinary Course of Business;

               (xx) Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xxi) Target has not paid any amount to any third party with respect to any Liability (including any costs and expenses Target has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) that would not constitute an Assumed Liability if in existence as of the Closing;

               (xxii) Target has not discharged a material Liability or Lien outside the Ordinary Course of Business;

               (xxiii) Target has not made any loans or advances of money;

               (xxiv) Target has not disclosed any Confidential Information, except under customary nondisclosure agreements; and

               (xxv) Target has not committed to any of the foregoing.

          (i) UNDISCLOSED LIABILITIES. Target does not have any material Liability required to be set forth on a balance sheet prepared in accordance with GAAP, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of that results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (j) LEGAL COMPLIANCE. Target is in compliance, and has complied during the past three (3) years, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, or any written charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

          (k) TAX MATTERS.

               (i) Target is and has always been disregarded as an entity separate from its owner for federal income tax purposes pursuant to Treasury Regulation ss.301.7701-3(b)(1)(ii).

               (ii) Target or Sellers, as the case may be, have timely filed all Tax Returns required to be filed in connection with Target's assets and business. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by Target or in connection with Target's assets and business (whether or not shown or required to be shown on any Tax Return), have been paid. Except as set forth in ss.3(k)(i) of the DisclosurE Schedule, Sellers are not currently the beneficiaries of any extension of time within which to file any Tax Return of Target or in connection with Target's assets or business. No claim has ever been made by an authority in a jurisdiction where Sellers do not file Tax Returns for Target or in connection with Target's assets or business that Target, or its assets or business, is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Target that arose in connection with any failure (or alleged failure) to pay any Tax.

               (iii) Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, or member of Target, or any other third party in connection with Target's business, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

               (iv) There is no dispute or claim concerning any Tax liability of Target or in connection with Target's assets or business claimed or raised by any authority in writing.

               (v) Sellers have not waived any statute of limitations in respect of Taxes, or agreed to any extension of time with respect to a Tax assessment or deficiency, with respect to Target's assets or business.

               (vi) None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Code ss.280G.

          (l) REAL PROPERTY.

               (i) ss.3(l)(i) of the Disclosure Schedule sets forth the address and description oF the use of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property:

                    (A) Target has fee simple title, free and clear of all liens and encumbrances, except Permitted Encumbrances; provided, however, that the Apsley Trust Property is owned legally by the Apsley Trust of which KCI is the sole beneficiary. Attached to ss.3(l)(i) of the Disclosure Schedule is A true and correct copy of the Declaration of Trust establishing the Apsley Trust, as amended;

                    (B) except as set forth in ss.3(l)(i)(B) of the Disclosure Schedule, TargeT has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

                    (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase or lease such Owned Real Property or any portion thereof or interest therein.

               (ii) ss.3(l)(ii) of the Disclosure Schedule sets forth the address of each parcel oF Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). Target has delivered to Buyer a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in ss.3(l)(ii) of the Disclosure Schedule, with respect to each of the Leases:

                    (A) such Lease is legal, valid, binding, enforceable and in full force and effect;

                    (B) the transactions contemplated by this Agreement do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                    (C) to Target's Knowledge, Target's possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and, to Target's Knowledge, there are no disputes with respect to such Lease;

                    (D) neither Target nor, to Target's Knowledge, any other party to the Lease is in breach of or default under such Lease, and, to Target's Knowledge, no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

                    (E) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach of or default under such Lease that has not been redeposited in full; (F) Target does not owe, nor will it owe in the future, any brokerage commissions or finder's fees with respect to such Lease;

                    (G) the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, Target;

                    (H) except as set forth in the Disclosure Schedule, Target has not subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof;

                    (I) Target has not collaterally assigned or granted any other Lien in such Lease or any interest therein; and

                    (J) except as set forth in the Disclosure Schedule, there are no Liens on the estate or interest created by such Lease.

               (iii) Target is not a party to any Owned Real Property Leases or Leased Real Property Subleases.

               (iv) The Owned Real Property identified in ss.3(l)(i) of the Disclosure Schedule anD the Leased Real Property identified in ss.3(l)(ii) of the Disclosure Schedule (collectively, the "REAL PROPERTY") comprise all of the real property used in Target's business; and Target is not a party to any agreement or option to purchase any real property or interest therein.

               (v)  All  buildings,   structures,  fixtures,  and  all  material
components thereof, including the roof, foundation, load-bearing walls, and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm, and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring, and cable installations, included in the Real Property (the "IMPROVEMENTS") are in working condition and repair and sufficient for the operation of Target's business. To Target's Knowledge, there are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of Target's business as currently conducted thereon.

               (vi) There is no condemnation, expropriation or other proceeding in eminent domain, pending or, to Target's Knowledge, threatened, affecting any parcel of Real Property or any portion thereof or interest therein. To Target's Knowledge, there is no injunction, decree, order, writ or judgment outstanding, and Target has not received any written notice of any claim, litigation, administrative action or similar proceeding, pending or, to Target's Knowledge, threatened, relating to the ownership, lease, use or occupancy of the Real Property or any portion thereof.

               (vii) To Target's Knowledge, the Real Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Real Property (collectively, the "REAL PROPERTY LAWS"), and to Target's Knowledge, the current use and occupancy of the Real Property and operation of Target's business thereon do not violate any Real Property Laws. Target has not received any written notice of violation of any Real Property Law.

               (viii) Each parcel of Owned Real Property has direct vehicular and pedestrian access to a public street adjoining the Owned Real Property, or has vehicular and pedestrian access to a public street via an insurable, permanent, irrevocable and appurtenant easement benefiting such parcel of Real Property, and such access is not dependent on any land or other real property interest that is not included in the Owned Real Property. None of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest that is not included in the Owned Real Property.

               (ix) To Target's Knowledge, all water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Real Property are operational and sufficient for the operation of Target's business as currently conducted thereon.

               (x) All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "REAL PROPERTY PERMITS") of all governmental authorities, board of fire underwriters, association or any other entity having jurisdiction over the Real Property that are required or appropriate to use or occupy the Real Property or operate Target's business as currently conducted thereon have been issued and are in full force and effect. ss.3(l)(x) of the Disclosure Schedule lists all material ReaL Property Permits held by Target with respect to each parcel of Real Property. Target has not received any written notice from any governmental authority or other entity having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to Target's Knowledge, there is no basis for the issuance of any such notice or the taking of any such action. The Real Property Permits are transferable to Buyer without the consent or approval of the issuing governmental authority or entity; no disclosure, filing or other action by Target is required in connection with such transfer; and Buyer shall not be required to assume any additional liabilities or obligations under the Real Property Permits as a result of such transfer.

               (xi) The classification of each parcel of Real Property under applicable zoning laws, ordinances and regulations permits the use and occupancy of such parcel and the operation of Target's business as currently conducted thereon, and permits the Improvements located thereon as currently constructed, used and occupied. There are sufficient parking spaces, loading docks and other facilities at such parcel to comply with such zoning laws, ordinances and regulations. Target's use or occupancy of the Real Property or any portion thereof or the operation of Target's business as currently conducted thereon is not dependent on a "permitted non-conforming use" or "permitted non-conforming structure" or similar variance, exemption or approval from any governmental authority.

               (xii) To Target's Knowledge, the current use and occupancy of the Real Property and the operation of Target's business as currently conducted thereon do not violate any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Real Property (the "ENCUMBRANCE DOCUMENTS"). Target has not received any written notice of violation of any Encumbrance Documents, and to Target's Knowledge there is no basis for the issuance of any such notice or the taking of any action for such violation.

               (xiii) To Target's Knowledge, none of the Improvements encroaches on any land that is not included in the Real Property or on any easement affecting such Real Property, or violates any building lines or set-back lines, and there are no encroachments onto the Real Property, or any portion thereof, would interfere with the use or occupancy of such Real Property or the continued operation of Target's business as currently conducted thereon.

               (xiv) To Target's Knowledge, each parcel of Real Property is a separate lot for real estate tax and assessment purposes, and no other real property is included in such tax parcel. There are no Taxes, assessments, fees, charges or similar costs or expenses imposed by any governmental authority, association or other entity having jurisdiction over the Real Property (collectively, the "REAL ESTATE IMPOSITIONS") with respect to any Real Property or portion thereof that are delinquent. To Target's Knowledge, the Title Commitments set forth all Real Estate Impositions that are due and payable with respect to such parcel, and there is no pending or threatened increase or special assessment or reassessment of any Real Estate Impositions for such parcel.

               (xv) To Target's Knowledge, none of the Owned Real Property or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

          (m) INTELLECTUAL PROPERTY.

               (i) Target owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property used in or necessary for the operation of the business of Target as presently conducted. Each item of Intellectual Property owned or used by Target immediately prior to the Closing will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder without expiration or interruption or additional payment therefor.

               (ii) To Target's Knowledge, Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Target has never received any
written  charge,   complaint,   claim,  demand,  or  notice
alleging any such interference, infringement, misappropriation, or violation (including any claim that Target must license or refrain from using any Intellectual Property rights of any third party). To Target's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Target.

               (iii) ss.3(m)(iii) of the Disclosure Schedule identifies each patent or registratioN that has been issued to Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Target has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission that Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Target has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. ss.3(m)(iii) of the Disclosure Schedule also identifies each material unregistered trademark, service mark, tradE name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) used by Target in connection with its business. With respect to each item of Intellectual Property required to be identified in ss.3(m)(iii) of the Disclosure Schedule:

                    (A) Target owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

                    (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (C) no action, suit, proceeding, hearing, investigation, or any written charge, complaint, claim, or demand is pending or, to Target's Knowledge, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

                    (D) Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

                    (E) no loss or expiration of the item is threatened or pending, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Sellers, including without limitation, a failure by Sellers to pay any required maintenance fees).

               (iv) ss.3(m)(iv) of the Disclosure Schedule identifies each item of IntellectuaL Property that any third party owns and that Target uses pursuant to license, sublicense, agreement, or permission. Target has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in ss.3(m)(iv) of the Disclosure Schedule:

                    (A) the license, sublicense, agreement, or permission covering the item is, and following the Closing will continue to be, legal, valid, binding, enforceable, and in full force and effect in all material respects;

                    (B) to Target's Knowledge, no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                    (C) to Target's Knowledge, no action, suit, proceeding, hearing, investigation, or any written charge, complaint, claim, or demand is pending or, to Target's Knowledge, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

                    (D) Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (n) TANGIBLE ASSETS. Target owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset required to conduct Target's business as it is currently conducted is in operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. Except as set forth in the preceding sentence, all such machinery and equipment is being sold AS IS, WHERE IS, WITH ALL FAULTS, and Target makes no express or implied representation or warranty concerning such machinery and equipment except as expressly set forth in this Agreement.

          (o) INVENTORY. The inventory of Target consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods. Target has managed its inventory in accordance with the past custom and practice of Target. The condition, composition and level of Target's inventory is sufficient for the continuing conduct of Target's business as currently conducted.

          (p) CONTRACTS. ss.3(p) of the Disclosure Schedule lists the following contracts and otheR agreements to which Target is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a material loss to Target, or involve consideration in excess of $25,000;

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

               (v)  any  material   agreement   concerning   confidentiality  or
non-competition;

               (vi) any agreement involving any of Sellers or their Affiliates (other than Target);

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of any Employee;

               (viii) any collective bargaining agreement;

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

               (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

               (xii) any  agreement  under  which it has  granted any Person any
registration  rights  (including,   without  limitation,  demand  and  piggyback
registration rights);

               (xiii) any  settlement,  conciliation or similar  agreement,  the
performance   of  which  will  involve   payment   after  the  Closing  Date  of
consideration in excess of $25,000;

               (xiv) any agreement under which Target has advanced or loaned any other Person amounts in the aggregate exceeding $25,000; or

               (xv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

Target has delivered to Buyer a correct and complete copy of each written agreement listed in ss.3(p) of thE Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(p) of the Disclosure Schedule. With respect to each such agreement: (A) thE agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect in all material respects following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above); (C) neither Target nor, to Target's Knowledge, any third party is in breacH or default, and to Target's Knowledge, no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated in writing any provision of the agreement.

          (q) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Target are reflected properly on their books and records, are valid receivables that arose in the Ordinary Course of Business subject to no setoffs or counterclaims, and are, to Target's Knowledge, collectible, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target.

          (r) POWERS OF ATTORNEY. Except as set forth in ss.3(r) of the Disclosure Schedule, therE are no outstanding powers of attorney executed on behalf of Target.

          (s) INSURANCE. ss.3(s) of the Disclosure Schedule sets forth any claims made with respecT to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years. Target has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.

          (t) LITIGATION. ss.3(t) of the Disclosure Schedule sets forth each instance within thE last three (3) years in which Target (i) was or is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or
(ii) was or is a party or, to Target's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To Target's Knowledge, there is no basis to reasonably expect that any of the actions, suits, proceedings, hearings, and investigations set forth in ss.3(t) of the Disclosure Schedule will result in any Material Adverse Change.

          (u) PRODUCT WARRANTY. To Target's Knowledge, each product manufactured, sold, leased, or delivered by Target has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and Target does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims and sales returns set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target. ss.3(u) of the Disclosure SchedulE includes copies of the standard terms and conditions of sale or lease for Target (containing applicable guaranty, warranty, and indemnity provisions). No product manufactured, sold, leased, or delivered by Target is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in ss.3(u) of the Disclosure Schedule.

          (v) PRODUCT LIABILITY. To Target's Knowledge, Target does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any material Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Target.

          (w) EMPLOYEES.

               (i) With respect to the business of Target:

                    (A)  there  is  no   collective   bargaining   agreement  or
relationship with any labor organization;

                    (B) to Target's Knowledge, no manager or executive of Target
(1) has any present intention to terminate his or her employment, or (2) is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such employee and any Person besides such entity that would be material to the performance of such employee's employment duties, or the ability of such entity or Buyer to conduct the business of such entity;

                    (C) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

                    (D)  to  Target's   Knowledge,   no  union   organizing   or
decertification efforts are underway or threatened and no other question concerning representation exists;

                    (E) no labor strike, work stoppage, slowdown, or other material labor dispute has occurred, and none is underway or, to Target's Knowledge, threatened;

                    (F) there is no workers' compensation liability, experience, or matter that could have a Material Adverse Effect;

                    (G) there is no employment-related charge, complaint, grievance, investigation, inquiry, or obligation of any kind, pending or, to Target's Knowledge, threatened, in any forum, relating to an alleged violation or breach by Target (or its officers or directors) of any law, regulation, or contract; and,

                    (H) to Target's' Knowledge, no employee or agent of Target has committed any act or omission giving rise to material liability for any violation or breach identified in subsection (G) above.

               (ii) Except as set forth in ss.3(w) of the  Disclosure  Schedule,
(A) there are no employment contracts or severance agreements with any employees of Target, and (B) there are no written personnel policies, rules, or procedures applicable to employees of Target.

               (iii) With respect to this transaction, any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing Date will be, satisfied. Except for the cessation of Target's business activities, and the closure of Target's operations, in Monterrey,

Mexico, within the past three (3) years, Target has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation, or ordinance (collectively, the "WARN ACT"), and no such action will be implemented without advance notification to Buyer.

          (x) EMPLOYEE BENEFITS.

               (i) ss.3(x) of the Disclosure Schedule lists each Employee Benefit Plan that TargeT maintains or to which Target contributes or has any obligation to contribute.

                    (A) Target has performed in all material respects all obligations required to be performed under each such Employee Benefit Plan (and each related trust, insurance contract, or fund), and each such Employee Benefit Plan has been maintained, funded and administered in all material respects in accordance with its terms (and with the terms of each related trust, insurance contract, or fund) and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

                    (B) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in all material respects in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. Each Employee Plan that is a "group health plan" within the meaning of Section 4980B(g)(2) of the Code maintained by the Target or any ERISA Affiliate (including the Hudson Lock Medical Plan), has been administered in all material respects in compliance with the continuation requirements contained in COBRA as set forth in the Code and any regulations promulgated or proposed thereunder.

                    (C) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Target. All premiums or other contributions for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                    (D) Each such Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code ss.401(a) has received a determination letter from the InternaL Revenue Service that such Employee Benefit Plan is so qualified. Such determination letter includes any applicable requirements under the Retirement Protection Act of 1994 provisions of the Uruguay Round Agreements Act implementing the General Agreement on Trade and Tariffs, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997. No such determination letter has been revoked, nor to Target's Knowledge has revocation been threatened. To Target's Knowledge, nothing has occurred or is expected to occur that would adversely affect the qualified status of such Employee Benefit Plan subsequent to the issuance of such determination letter.

                    (E) To Target's Knowledge, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan and no Fiduciary has any Liability for any material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to Target's Knowledge, threatened.

               (ii)   Neither   Target  nor  any  ERISA   Affiliate   maintains,
contributes to, or has any obligation to contribute to any Employee Pension Benefit Plan that is a "defined benefit plan" (as defined in ERISA ss.3(35)).

               (iii) Neither Target nor any ERISA Affiliate is or ever has been a party to a Multiemployer Plan. Neither Target nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any withdrawal liability (as defined in ERISA ss.4201) under or with respect to any Multiemployer Plan.

               (iv) Target does not maintain, contribute to or have an obligation to contribute to, or have any Liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for any retired or terminated Employee (or any spouse or other dependent thereof) or of any other Person other than in accordance with COBRA or any other statute. Neither Target nor any ERISA Affiliate provides or has promised any retired or terminated Employee (or any spouse or other dependent thereof) or any other Person any medical or other benefit coverage under the Hudson Lock Medical Plan other than in accordance with COBRA or any other statute.

          (y) GUARANTIES. Target is not a guarantor or otherwise liable for any Liability (including indebtedness) of any other Person.

          (z) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

               (i) Target and its Affiliates are in compliance in all material respects with all Environmental, Health, and Safety Requirements in respect of the Real Property, their facilities thereon, and their operation of the business.

               (ii) Without limiting the generality of the foregoing, each of Target and its Affiliates has obtained and is in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; and a list of all such material permits, licenses and other authorizations is set forth on ss.3(z)(ii) of the Disclosure Schedule.

               (iii)  Except as set forth in the  Disclosure  Schedule,  neither
Target nor any of its Affiliates or, to Target's Knowledge, its predecessors, have received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities, including any material investigatory, remedial  or  corrective  obligations,  relating  to the  Real  Property,  their facilities thereon, or their operation of the business arising under Environmental, Health, and Safety Requirements.

               (iv)  Except as set  forth in the  Disclosure  Schedule,  neither
Target nor any of its Affiliates or, to Target's Knowledge, its predecessors, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise to any current or future Liabilities, including any Liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys' fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

               (v)  Except  as set  forth in the  Disclosure  Schedule,  neither
Target nor any of its Affiliates or, to Target's Knowledge, its predecessors, has assumed, undertaken or otherwise become subject to any material Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

               (vi) No facts, events or conditions relating to the past or present facilities, properties or operations of Target, its Affiliates or, to Target's Knowledge, its predecessors, will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other material Liabilities pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to on-site or off-site releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

               (vii)  Target has  furnished to Buyer all  environmental  audits, reports and other material environmental documents relating to its or its predecessors' or Affiliates' past or current properties, facilities, or operations that are in its possession or under its reasonable control.

               (viii) The information furnished by Target to complete the application with respect to the Environmental Insurance Policy (including but not limited to information regarding any pollution incident that commenced prior to the inception of such policy or regarding transport or arrangement to transport a hazardous substance to an off-site location for treatment, storage or disposal) does not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements and information contained in the application, in light of the circumstances in which they are made, true, accurate and complete.

          (aa) CERTAIN BUSINESS RELATIONSHIPS WITH TARGET. Neither Parent nor any of its Affiliates (other than Target), or any of Sellers' managers, directors, officers, employees and shareholders, has been involved in any material business arrangement or relationship with Target within the past twelve
(12) months, and none of the foregoing owns any material asset, tangible or intangible, that is used in the business of Target. Without limiting the foregoing, no transaction between or among Target and Parent and any of its Affiliates is included in the Financial Statements.

          (bb) CUSTOMERS AND SUPPLIERS.

               (i) ss.3(bb) of the Disclosure Schedule lists the ten (10) largest customers oF Target (on a consolidated basis) for each of the two (2) most recent fiscal years and sets forth opposite the name of each such customer the dollar amount and percentage of consolidated net sales attributable to such customer. ss.3(bb) of the Disclosure Schedule also lists any additional current customers that Target anticipateS shall be among the ten (10) largest customers for the current fiscal year.

               (ii) Since the date of the Most Recent Balance Sheet, no material supplier of Target has indicated in writing that it will stop, or materially decrease the rate of, supplying materials, products or services to Target, and no customer listed on ss.3(bb) of the Disclosure Schedule has indicated iN writing that it will stop, or materially decrease the rate of, buying materials, products or services from Target.

          (cc) DISCLOSURE. The representations and warranties contained in this ss.3 do not omit tO state any material fact necessary in order to make the statements and information contained in this ss.3, in lighT of the circumstances in which they are made, not misleading.

          (dd) INVESTMENT. (i) Target (A) understands that the Buyer Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Note solely for its own account for investment purposes, and not with a view to the distribution thereof (except to Target's member), (C) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note, (D) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note, and (E) is an Accredited Investor for the reasons set forth in ss.3(dd) of the Disclosure Schedule.

               (ii)  Each   Buyer   Note  will  be   imprinted   with  a  legend
substantially in the following form:


     THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN RECOUPMENT PROVISIONS SET FORTH IN AN ASSET PURCHASE AGREEMENT DATED AS OF OCTOBER [ ], 2004 (THE "AGREEMENT") AMONG THE ISSUER OF THIS NOTE AND
               ---
     CERTAIN OTHER PERSONS.  THIS NOTE WAS ORIGINALLY ISSUED ON                ,
                                                                ---------------
     2004, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR ANY SUCH STATE SECURITIES LAWS THAT MAY BE APPLICABLE. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

               (iii)Each holder desiring to transfer the Buyer Note first must furnish Buyer with (A) a written opinion reasonably satisfactory to Buyer in form and substance from counsel reasonably satisfactory to Buyer by reason of experience to the effect that the holder may transfer the Buyer Note as desired without registration under the Securities Act and (B) a written undertaking executed by the desired transferee reasonably satisfactory to Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein.


     ss.4. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Target that thE statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct anD complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure SchedulE will be arranged in sections corresponding to the lettered and numbered sections contained in this ss.4.

          (a) ORGANIZATION OF BUYER. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

          (b) AUTHORIZATION OF TRANSACTION. Buyer has full power and authority (including full limited liability company power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

          (c) NON-CONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its certificate of formation, operating agreement, or other governing documents or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above), except where the failure to givE notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

          (d) BROKERS' FEES. Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Target could become liable or obligated.

     ss.5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between thE execution of this Agreement and the Closing:

          (a) GENERAL. Each of the Parties will use its best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in ss.6 below); provided, however, that Target shall not be required to expend any funds to cause the conditions in clauses (x)-(xiii) of ss.6(a) to be satisfied.

          (b) NOTICES AND CONSENTS. Target will give any notices to third parties, and Target will use its best efforts to obtain any third-party consents, referred to in ss.3(c) above and the items set forth oN ss.5(b) of the Disclosure Schedule. Each of the Parties will give any notices to, make any filings with, and usE his, her, or its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(c) and ss.4(c) above.

          (c) OPERATION OF BUSINESS. Target will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Target will not (i) declare, set aside, or make any distribution with respect to its membership interests or redeem, purchase, or otherwise acquire any of its membership interests, (ii) pay any amount to any third party with respect to any Liability (including any costs and expenses Target has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) that would not constitute an Assumed Liability if in existence as of the Closing, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in ss.3(h) above.

          (d) PRESERVATION OF BUSINESS. Target will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

          (e) FULL ACCESS. Target will permit representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Target, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Target; provided, however, that Buyer shall not perform any physical environmental inspections without the prior written consent of Target, which may be granted or withheld in its sole discretion. Buyer will treat and hold as such any Confidential Information it receives from Sellers in the course of the reviews contemplated by this ss.5(e), will not use any of the Confidential Information except in connection with thiS Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Sellers all tangible embodiments (and all copies) of the Confidential Information that are in its possession.

          (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplemEnt the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g) EXCLUSIVITY. Sellers will not, prior to the termination of this Agreement pursuant to ss.9 below, (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relatinG to the acquisition of any membership interests, or any substantial portion of the assets, of Target (including any acquisition structured as a merger, consolidation, or membership interest exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Sellers will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          (h) MAINTENANCE OF REAL PROPERTY. Target shall maintain the Real Property, including all of the Improvements, in substantially the same condition as existed on the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing Improvements, or erect new improvements on the Real Property or any portion thereof, without the prior written consent of Buyer, which consent shall not be unreasonably delayed or withheld.

          (i) LEASES. Target shall not amend, modify, extend, renew or terminate any Lease, nor shall Target enter into any new lease, sublease, license or other agreement for the use or occupancy of any Real Property, without the prior written consent of Buyer.

          (j) ENVIRONMENTAL INSURANCE POLICY. Target shall use best efforts to obtain for Buyer an environmental insurance policy in form substantially similar to the insurance policy described in EXHIBIT I hereto (the "ENVIRONMENTAL INSURANCE POLICY"). At or prior to the Closing, Target shall pay the premium for the Environmental Insurance Policy in an amount not to exceed $80,000 (assuming the same coverage, limitations and deductibles as set forth on EXHIBIT I hereto).

     ss.6. CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO BUYER'S OBLIGATION. Buyer's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in ss.3 above shall be true anD correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

               (ii) Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case Target shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

               (iii) Target shall have procured all of the third-party consents specified in ss.5(b) above;

               (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Buyer to own the Acquired Assets, to operate the former business of Target (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (v) Target shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(iv) is satisfied in all respects;

               (vi)   Target   and  Buyer   shall   have   received   all  other
authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(c) and ss.4(c) above;

               (vii) Buyer shall have received from counsel to Target an opinion in form and substance as set forth in EXHIBIT J attached hereto, addressed to Buyer and on which Buyer's lenders shall be entitled to rely, and dated as of the Closing Date;

               (viii) Buyer shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the acquired business after the Closing;

               (ix) all actions to be taken by Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer;

               (x) Buyer shall have obtained, no later than ten (10) days prior to the Closing, a commitment for a 1992 ALTA Owner's Title Insurance Policy or other form of policy acceptable to Buyer for each Owned Real Property, issued by a title insurance company reasonably satisfactory to Buyer (the "TITLE COMPANY"), together with a copy of all documents referenced therein (the "TITLE COMMITMENTS").

               (xi) at  Closing,  Buyer  shall  have  obtained  title  insurance policies from the Title Company (which may be in the form of a mark-up of a pro forma of the Title Commitments) in accordance with the Title Commitments, insuring Buyer's fee simple title to each Owned Real Property as of the Closing Date (including all recorded appurtenant easements, insured as separate legal parcels), with gap coverage from Target through the date of recording, subject only to Permitted Encumbrances, in such amount as Buyer reasonably determines to be the value of the Real Property insured thereunder and which shall include the endorsements identified herein (the "TITLE POLICIES"). The Title Policies shall have the creditor's rights exception deleted, and shall include the following endorsements (to the extent available in the applicable jurisdiction, but regardless of whether any additional amount is charged for such endorsement), in form and substance reasonably acceptable to
Buyer: (A) extended coverage endorsement (insuring over the general or standard exceptions); (B) ALTA Form 3.1 zoning endorsement (with parking and loading docks), or if unavailable in the applicable jurisdiction, a satisfactory zoning letter from the local zoning authorities; (C) a survey accuracy endorsement (insuring that the Real Property described therein is the real property shown on the Survey (as defined below) delivered with respect thereto and that such Survey is an accurate survey thereof); (D) access endorsement (insuring that the Real Property described therein is adjacent to a public street and has direct and unencumbered pedestrian and vehicular access to such public street); (E) ALTA Form 9 owner's comprehensive endorsement; (F) tax parcel number endorsement (insuring that the tax parcel number in the endorsement includes all of the Real Property insured thereunder and no other real property); (G) if the Real Property insured therein consists of one or more adjacent parcels, a contiguity endorsement (insuring that all of such parcels are contiguous to one another without any gaps or gores); (H) utilities endorsement (insuring the availability of utilities to the Real Property); and (I) such other endorsements as reasonably requested by Buyer. The Title Company shall insure over Permitted Encumbrances that constitute (1) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are being contested in good faith, and (2) mechanics' liens and similar liens for labor, materials, or supplies provided with respect to such Real Property that are being contested in good faith. Target shall provide the Title Company with any affidavits, indemnities, memoranda or other assurances reasonably requested by the Title Company to issue the Title Policies in form and substance as set forth herein. Target and Buyer shall share equally all fees, costs and expenses with respect to the Title Commitments and Title Policies, including the endorsements requested by Buyer;

               (xii) Target shall have delivered to Buyer (A) KCI's assignment of beneficial interest in the Apsley Trust naming Buyer as the sole beneficiary and (B) the resignation of the trustee of the Apsley Trust (and Buyer shall have the sole right to designate a successor trustee), each in form and substance reasonably satisfactory to Buyer. Further, Target shall have delivered to Buyer and the Title Company the following documents required for the Title Company to issue to Buyer the Title Policy with respect to the Apsley Trust Property immediately following the Closing: (C) Mechanics' Lien Affidavit and Parties in Possession Affidavit; (D) Seller's Gap Indemnity; (E) Certified Copy of the Declaration of Trust establishing the Apsley Trust (including any amendments thereto); and (F) such other documents as the Title Company may reasonably require, it being understood that Buyer shall cause the trustee to prepare and deliver the trustee's deed conveying the Apsley Trust Property to Buyer or its nominee. Target and Buyer shall share equally all fees, costs and expenses with respect to the Title Commitment and Title Policy for the Apsley Trust Property, including the endorsements requested by Buyer;

               (xiii) Buyer shall have obtained, no later than ten (10) days prior to the Closing, a survey for each Owned Real Property, dated no earlier than the date of this Agreement, prepared by a surveyor licensed in the jurisdiction where the real property is located, reasonably satisfactory to Buyer, and conforming to 1999 ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, including Table A Items Nos. 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(b)(2), 13, 14, 15, and 16, and such other standards as the Title Company and Buyer reasonably require as a condition to the removal of any survey exceptions from the Title

Policies, and certified to Buyer, Buyer's lender, and the Title Company, in a form and with a certification satisfactory to each of such parties (the "SURVEYS"); the Surveys shall not disclose any encroachment from or onto any of the Real Property or any portion thereof or any other survey defect that does not constitute a Permitted Encumbrance or has not been cured or insured over to Buyer's reasonable satisfaction prior to the Closing; and Target and Buyer shall share equally all fees, costs and expenses with respect to the Surveys;

               (xiv) Target shall have obtained and delivered to Buyer an assignment of each of the Leases in form and substance substantially similar to EXHIBIT K hereto;

               (xv) Target shall have obtained and delivered to Buyer an estoppel certificate with respect to each of the Leases, dated no more than sixty (60) days prior to the Closing Date, from the other party to such Lease, in form and substance substantially similar to EXHIBIT L hereto (the "ESTOPPEL CERTIFICATES");

               (xvi) Target shall deliver to Buyer a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant to Code ss.1445 stating that Target is not a "foreign person" as defined in Code ss.1445 (the "FIRPTA AFFIDAVIT");

               (xvii) no damage or destruction or other change has occurred with respect to any of the Real Property or any portion thereof that, individually or in the aggregate, would materially impair the use or occupancy of the Real Property or the operation of Target's business as currently conducted thereon;

               (xviii) Sellers shall have delivered to Buyer copies of the certificate of formation (or incorporation) of each of KCI, KCLLC and Target, certified on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of each such Person's formation (or incorporation);

               (xix) Sellers shall have delivered to Buyer copies of the certificate of good standing of each of KCI, KCLLC and Target issued on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of each such Person's formation and, in the case of Target, of each jurisdiction in which it is qualified to do business;

               (xx) Target shall have delivered to Buyer a certificate of the secretary or an assistant secretary of Target, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to: (i) no amendments to the certificate of formation of such Target since the date specified in clause (xviii) above; (ii) the limited liability company agreement of Target, if any; and (iii) any resolutions of the managers (or other authorizing body) (or a duly authorized committee thereof) of Target relating to this Agreement and the transactions contemplated hereby;

               (xxi) Buyer and Target shall have received an insurance binder for the Environmental Insurance Policy naming Buyer as insured or additional insured, as the case may be, and showing the premium as fully paid; and

               (xxii) Target shall have executed and delivered to the Senior Lender an Intercreditor and Subordination Agreement in form and substance substantially similar to EXHIBIT O hereto.

Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to thE Closing.

          (b)  CONDITIONS  TO  TARGET'S   OBLIGATION.   Target's  obligation  to
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in ss.4 above shall be true anD correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

          (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case Buyer shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) Buyer shall have delivered to Target a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

          (v) Target shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(c) above;

          (vi) Target shall have received from counsel to Buyer an opinion in form and substance as set forth in EXHIBIT M attached hereto, addressed to Target, and dated as of the Closing Date;

          (vii) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Target;

          (viii) Buyer and Target shall have received a certificate of insurance and an insurance binder for the Environmental Insurance policy naming Sellers as insureds or additional insureds, as the case may be, and showing the premium as fully paid; and

          (ix) at Closing, Target shall have obtained a mortgage policy of title insurance from the Title Company (which may be in the form of a mark-up of a pro forma of the Title Commitments) in the amount of the Buyer Note, insuring the Buyer Mortgage as a first mortgage lien on the Owned Real Property, subject only to the Permitted Encumbrances.

Target may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to thE Closing.

     ss.7.POST-CLOSING AGREEMENTS From and after the Closing, the Parties shall have the respective rights anD obligations which are set forth in the remainder of this ss.7.

          (a) INSPECTION OF RECORDS Sellers and Buyer shall each retain and make their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other Party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions of Target occurring prior to and those relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of Target. In the case of Sellers' records, such records shall be made available at KCI's executive office, and in the case of Buyer's records, such records shall be made available at Buyer's executive office. As used in this subsection, the right of inspection includes the right to make extracts or copies. The representatives of a Party inspecting the records of the other Party shall be reasonably satisfactory to the other Party.

          (b)PAYROLL TAXES AND PAYROLL RECORDS. Sellers and Buyer agree that if the Closing shall have occurred, Buyer shall have purchased substantially all of the assets of Target, and in connection therewith Buyer may employ certain individuals who immediately before the Closing Date were employed by Target. Accordingly, pursuant to Rev. Proc. 84-77, 1984-2 C.B. 753, Buyer, at its election, may require Sellers to provide Buyer with all necessary payroll records for the calendar year which includes the Closing Date, and Buyer shall furnish a Form W-2 to each employee employed by Buyer who had been employed by Sellers disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom, and Sellers shall be relieved of the responsibility to do so. As soon as practicable after Closing, Sellers shall provide to Buyer a copy of any payroll records (or copies thereof) in Sellers' possession for each employee of Target as of the Closing Date.

          (c)CERTAIN ASSIGNMENTS Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any agreement, claim, commitment, contract, lease, license, permit, sales order or purchase order, or any benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of Buyer or Target thereunder. If (i) the required consent to any such transfer or assignment is not obtained, (ii) an attempted transfer or assignment would be ineffective or would adversely affect the rights of Buyer or Target thereunder so that Buyer would not receive substantially all of such rights, (iii) any such agreement or contract is assigned to Buyer pursuant to the provisions hereof and the other contracting party thereafter raises objections to the assignment and refuses to allow Buyer to perform the contract on the terms therein provided, or threatens to terminate the contract or sue for damages, or (iv) a surety company issuing a bond to Target objects to the completion of a sales order or contract included among the Acquired Assets by Buyer, then Buyer and Target shall cooperate in any arrangement Buyer may reasonably request to provide for Buyer the benefits under such agreement or contract. Cooperation may include, without limitation, and at Buyer's request shall include, an arrangement (a so-called "SECONDING ARRANGEMENT"), to be entered into between Buyer and Target pursuant to which Target shall nominally perform an order or contract, Buyer shall retain the economic benefits or detriments of the order or contract and Target shall perform the order or contract with employees lent to Target by Buyer (which employees shall be treated as employees of Target during the period of performance) and with inventory, equipment and supplies of Buyer necessary to complete the order or contract transferred from Buyer to Target as required. Nothing contained in this subsection shall be construed as a waiver of any closing condition, nor shall it limit the Liability, if any, of Buyer pursuant to this Agreement for failing to have disclosed the need for, or failing to have obtained any consent referred to herein.

          (d)EMPLOYEES. Buyer shall not be obligated to offer employment to any employee of Target, but Buyer shall have the right to employ employees of Target as of the Closing Date, on terms and conditions established by Buyer in its sole discretion. For a period of five (5) years commencing on the Closing Date, Sellers and their Affiliates shall not take any actions which are calculated to persuade any salaried, technical or professional employees, representatives or agents of Buyer to terminate their association with Buyer.

          (e)PAYMENTS OF ACCOUNTS RECEIVABLE In the event Sellers shall receive any instrument of payment of any of the Accounts Receivable, Sellers shall promptly deliver it to Buyer, endorsed where necessary, without recourse, in favor of Buyer. Similarly, in the event Buyer shall receive any instrument of payment of any Excluded Assets, Buyer shall promptly deliver it to Sellers, endorsed where necessary, without recourse, in favor of Sellers.


          (f)REPRORATION OF REAL ESTATE TAXES. Within thirty (30) days after receipt of the final real estate tax bills for the Owned Real Property for 2004 the Buyer and Target shall reprorate such taxes to the Closing Date. If the reprorated amount for the year 2004 is different than the amount of the Assumed Real Estate Taxes, an adjusting payment in the amount of the difference shall be paid to the Party entitled thereto.

          (g)COVENANT NOT TO COMPETE. As an inducement for Buyer to enter into this Agreement, Sellers agree that:

               (i)from and after the Closing and continuing for the lesser of five (5) years from the Closing Date or the longest time permitted by applicable law, Sellers shall not do any one or more of the following, directly or indirectly:

                    (A)engage or participate, anywhere in the continental United States, as an owner, partner, shareholder, consultant or (without limitation by the specific enumeration of the foregoing) otherwise in any business which is competitive with the Target's business (for purposes of this ss.7(g), "Target's business" shall mean thE manufacture and sale of low and medium security locks), as conducted on the Closing Date or as about to be conducted on the Closing Date;

                    (B)solicit or direct any person, firm or entity to solicit any customer of Target within the previous two (2) years for the purpose of purchasing, leasing or renting any goods or products identical or similar to those sold by Target, nor disclose the identity of any such customers or prospective customers or any part thereof to any person, firm, corporation, association or other entity for the purpose of assisting any person to so solicit; or

                    (C)solicit or accept if offered, with or without solicitation, the services of any person who is or was, during the previous twelve (12) months, an employee or agent of Target or Buyer, nor solicit any of the Buyer's employees or agents to terminate employment with the Buyer.

               (ii) in the event of any breach of subsection (i) the time period of the breached covenant shall be extended for the period of such breach. Sellers recognize that the territorial, time and scope limitations set forth in this subsection are reasonable and are required for the protection of Buyer and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Buyer and Sellers agree to the reduction of either or any of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

          (h) DISCLOSURE OF CONFIDENTIAL INFORMATION. As a further inducement for Buyer to enter into this Agreement, Sellers agree that for the longest period permitted by law after the Closing Date, Sellers shall, and shall cause their Affiliates to, hold in strictest confidence, and not, without the prior written approval of Buyer, use for their own benefit or the benefit of any party other than Buyer or disclose to any person, firm or corporation other than Buyer (other than as required by law) any information of Target, whether written, oral or in any other format, which is either non-public, confidential or proprietary in nature, including, without limitation, research and studies, data, analyses, assets and/or liabilities, books of record and account, financial data, business plans, or other documents regarding Target or its business.

          (i) INJUNCTIVE RELIEF. Sellers specifically recognizes that any breach of subsections (g) or (h) will cause irreparable injury to Buyer and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Sellers agree that in the event of any such breach, Buyer shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. The prevailing party in any action or proceeding under subsections (g) or (h) above shall be entitled to recover reasonable attorneys' fees from the other party.

          (j)FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transaction contemplated hereby.

          (k)TAX CLEARANCE CERTIFICATES. Buyer and Target shall cooperate in preparing and filing with the appropriate governmental authorities such forms as may be required in order to obtain a tax clearance certificate or other document absolving Buyer from any responsibility or liability for Target's income, sales and use taxes.

          (l) ENVIRONMENTAL MATTERS. If, following the Closing, Buyer determines, in its sole and absolute discretion, to renew the Environmental Insurance Policy, or to procure and maintain another such environmental insurance policy, Buyer shall use commercially reasonable efforts to cause Sellers to be named as additional insureds. Further, in the event Buyer sells, exchanges or otherwise disposes of the business it acquires hereunder (whether pursuant to an asset sale, sale of equity interests, a merger, consolidation or similar transaction or series of related transactions), Buyer, with Sellers' reasonable assistance and cooperation, shall use commercially reasonable efforts to obtain from the transferee for the benefit of Sellers: (i) the same indemnities from and against environmental liabilities relating to Sellers' ownership and/or operation of the Acquired Assets as Buyer obtains for itself relating to Buyer's ownership and/or operation of the Acquired Assets (but specifically excluding, as pertains to Sellers, liabilities assumed by Sellers from third parties); and (ii) the same coverage under environmental insurance policies as Buyer obtains for itself with respect to environmental liabilities arising out of, relating to, or caused by the Acquired Assets and the operation of the business. Buyer's covenants and obligations under this subsection shall be personal to Buyer and except as expressly provided in the proviso of the second sentence in ss.10(d) below, Buyer's obligationS hereunder shall not be binding on its successors and assigns, nor shall Target's rights hereunder be transferred, sold, assigned, pledged or hypothecated separately from Target's liabilities and obligations hereunder.

     ss.8. INDEMNIFICATION.

          (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Target contained in ss.3(a)-(f) above, and the representations and warranties of Buyer contained in ss.4(a)-(D) above, shall survive the Closing and continue in full force and effect indefinitely. The representations and warranties of Target contained in ss.3(k) and ss.3(x) and above shall survive the Closing and continue in full foRCE and effect until the expiration of any applicable statutes of limitations (after giving effect to any extensions of waivers) plus sixty (60) days. All of the other representations and warranties of Target and Buyer contained herein shall survive the Closing and continue in full force and effect for a period of twelve (12) months thereafter. Neither the period of survival nor an Indemnified Party's right to indemnification based on the Indemnifying Party's representations, warranties, covenants and obligations hereunder will be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, by or on behalf of the Indemnified Party, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

          (b) INDEMNIFICATION PROVISIONS FOR BUYER'S BENEFIT.

               (i) In the event Target breaches (or in the event any third party alleges facts that, if true, would mean Target has breached) any of its representations, warranties, and covenants contained in this Agreement (determined without regard to any limitations or qualifications by materiality except in the case of ss.3(g), and in the case of ss.3(j), ss.3(k)(i) (in respect of the February 2004 notice from the Internal ReVENue Service), and ss.3(z), without regard to the disclosures thereof in the Disclosure Schedule), and provided thaT Buyer makes a written claim for indemnification against Sellers pursuant to ss.10(g) below within the survivaL period (if there is an applicable survival period pursuant to ss.8(a) above), then each of the Sellers shall bE obligated jointly and severally to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer shall suffer (including any Adverse Consequences Buyer shall suffer after the end of any applicable survival period) resulting from, arising out of or caused by the breach (or the alleged breach); provided, however, that:

                    (A) Sellers shall not have any obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, or caused by Target's breach of any representation or warranty contained in ss.3(g)-(j), ss.3(l)-(t), ss.3(w), ss.3(x) (other than a breach relating TO thE Hudson Lock Medical Plan), ss.3(y), and ss.3(aa)-(bb) of this Agreement until Buyer has suffered Adverse ConsequenCES by reason of all such breaches in excess of a $25,000 aggregate threshold (after which point Sellers will be obligated to indemnify Buyer from and against such Adverse Consequences relating back to the first dollar);

                    (B) Sellers shall not have any obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, or caused by Target's breach of any representation or warranty contained in ss.3(u) and (v) of this Agreement (1) until Buyer has suffered AdversE Consequences by reason of all such breaches in excess of a $15,000 aggregate deductible (after which point Sellers will be obligated to indemnify Buyer from and against further such Adverse Consequences) or thereafter (2) to the extent the Adverse Consequences Buyer has suffered by reason of such breach(es) exceeds $100,000 (after which point Sellers will have no obligation to indemnify Buyer from and against further such Adverse Consequences); and

                    (C) Sellers' maximum aggregate liability under this ss.8(b)(i) with respecT to Target's breach of any of its representations and warranties under ss.3(z) of this Agreement shall be the excesS of $900,000 over the sum of (x) aggregate amounts paid by Seller to Buyer in respect of claims for indemnification under ss.8(b)(ii) below, plus (y) aggregate amounts paid by Seller to Buyer in respect of claimS for indemnification under ss.8(b)(iii)
below for Adverse Consequences suffered by Buyer with respect to ExcludeD Liabilities resulting from, arising out of, relating to, or caused by Environmental, Health, and Safety Requirements.

               (ii) Following the Closing, Buyer, at its sole cost and expense, may conduct soil sampling to sample for the compounds identified on EXHIBIT B hereto, with the objective of proving the existence or non-existence of the Suspect Lacquer and Naphtha Tanks and determining whether the existence of any such compounds, if any, violates any Environmental, Health, and Safety Requirements or gives rise to any further investigatory, remedial or corrective obligations pursuant thereto. Buyer shall promptly furnish to Sellers a copy of the environmental report resulting from such testing. In the event such testing reveals the presence of any of the compounds identified on EXHIBIT B hereto, then:

                    (A) Within sixty (60) days after completing such testing, Buyer shall submit a reasonably detailed plan of remediation, corrective action or other response action, including corresponding Remediation Costs for implementing any such actions (the "BUYER'S

PLAN"), solely to the extent any such action is required under Environmental, Health, and Safety Requirements. If Sellers object in writing to Buyer's Plan (which objection shall include a reasonably detailed plan of remediation, corrective action or other response action, including corresponding Remediation Costs for implementing such actions (the "SELLERS' PLAN")) within thirty (30) days following receipt, then the Parties shall work together in good faith to resolve such dispute within thirty (30) days thereafter. If the dispute is not resolved within said 30-day period, the Parties will select a mutually acceptable third party professional engineer licensed in the Commonwealth of Massachusetts, who will select either the Buyer's Plan or the Sellers' Plan based upon his or her best professional judgment as to the commercially reasonable approach for environmental response action (including no action) under Environmental, Health, and Safety Requirements. The Parties shall share equally any fees, costs, and expenses of the engineer. The decision of the engineer shall be final, conclusive and binding on the Parties.

                    (B)  Notwithstanding  anything  to  the  contrary  contained herein (including any survival period for Target's representations and warranties set forth in ss.8(a) above), Sellers shall bE obligated jointly and severally to indemnify Buyer from and against any and all Remediation Costs incurred in connection with the Final Plan agreed upon or selected by the engineer pursuant to subsection (A) above; provided, however, that:

                         (1)   Buyer   shall   make   a   written    claim   for
indemnification against Sellers pursuant to ss.10(g) below within the period of eighteen (18) months following the Closing;

                         (2) Sellers'  maximum  aggregate  liability  under this
ss.8(b)(ii) shall be the excess of $2,500,000 over the sum of (x) aggregate amounts paid by Sellers to Buyer in respect of claims for indemnification under ss.8(b)(i) above by reason of Target's breach of any representation or warrantY under ss.3(z), plus (y) aggregate amounts paid by Sellers to Buyer in respect of claims for indemnification undeR ss.8(b)(iii) below for Adverse Consequences suffered by Buyer with respect to Excluded Liabilities resulting from, arising out of, relating to, or caused by Environmental, Health, and Safety Requirements; further provided, that Sellers' maximum aggregate liability under this subsection with respect to claims made after the period of twelve (12) months following the Closing Date shall be the excess of $900,000 over the sum of (x) aggregate amounts paid by Sellers to Buyer in respect of claims for indemnification under ss.8(b)(i) above by reason of Target's breach oF any representation or warranty under ss.3(z), plus (y) aggregate amounts paid by Sellers to Buyer in respect oF claims for indemnification under ss.8(b)(iii)
below for Adverse Consequences suffered by Buyer with respect tO Excluded Liabilities resulting from, arising out of, relating to, or caused by Environmental, Health, and Safety Requirements.

This ss.8(b)(ii) shall be Buyer's sole remedy against Sellers for any matter arising out of the Suspect Lacquer anD Naphtha Tanks.

               (iii) Each of the Sellers shall be obligated jointly and severally to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, or caused by any Excluded Liabilities (including any Liability of Target that becomes a liability of Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger, or successor liability, Environmental, Health, and Safety Requirements, or otherwise by operation of law);  provided,  however,  that  Buyer  shall
have made a written claim for indemnification against Sellers pursuant to ss.10(g) beloW within the twelve (12) month period after the Closing Date.

The foregoing to the contrary notwithstanding, Sellers' maximum aggregate liability under (x) ss.8(b)(i) above witH respect to Target's breach of any representation or warranty contained in ss.3(g)-(j), ss.3(l)-(t), ss.3(w), ss.3(X)-(cc) above and (y) ss.8(b)(iii) above, shall not exceed $900,000; provided, however, that Sellers' liability undeR ss.ss.8(b)(i) and 8(b)(iii) above with respect to Target's breach of any representation or warranty contained IN ss.3(x), or any Excluded Liability that becomes a liability of Buyer, in each case arising out of, relating to, oR caused by the Hudson Lock Medical Plan shall not be subject to the foregoing limitation or be deemed amounts paid by Sellers for purposes of any limitations on Sellers' liability under this ss.8. Further, Sellers shall not havE any obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, or caused by (1) Target's breach of any representation or warranty contained in ss.3(z) or (2) any Excluded LiabilitY that becomes a liability of Buyer under Environmental, Health, and Safety Requirements, in each case to the extent Buyer's claim for indemnification is eligible to be satisfied by the Environmental Insurance Policy without regard to policy limits or the exhaustion thereof or any default by the insurer.

          (c) INDEMNIFICATION PROVISIONS FOR TARGET'S BENEFIT.

               (i) In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, and covenants contained in the Asset Purchase Agreement and in this Agreement, and provided that Target makes a written claim for indemnification against Buyer pursuant to ss.10(h) below within the survival period (if there is an applicablE survival period pursuant to ss.4(a) above), then Buyer shall indemnify Target from and against the entirety of anY Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (ii) Buyer agrees to indemnify Target from and against the entirety of any Adverse Consequences Target may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liabilities.

               (iii) Buyer agrees to indemnify Target from and against the entirety of any Adverse Consequences Target may suffer resulting from any Liability (other than an Excluded Liability or Liability with respect to which Sellers have an indemnification obligation to Buyer pursuant to ss.8(b) above) of Buyer thaT becomes a liability of Target under Environmental, Health, and Safety Requirements to the extent such Liability is caused by an act or omission of Buyer in connection with Buyer's operation of its business after the Closing; provided, however, that: (A) Buyer's maximum aggregate liability under this ss.8(c)(iii) shall not exceed $900,000; (B) further Buyer shall not have any obligation to indemnify Target from and against any Adverse Consequences under this ss.8(c)(iii) to the extent Target's claim for indemnification is eligible to be satisfied by thE Environmental Insurance Policy without regard to policy limits or the exhaustion thereof or any default by the insurer; and (C) Buyer's indemnification obligations under this ss.8(c)(iii) shall be personal to Target and excepT as expressly provided in the proviso in the second sentence in ss.10(d) below, Buyer's obligations hereunder shalL not be binding on its successors and assigns, nor shall Target's rights hereunder be transferred, sold, assigned, pledged or hypothecated separately from Target's liabilities and obligations hereunder.

          (d) MATTERS INVOLVING THIRD PARTIES.

               (i) If any third party notifies any Party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD-PARTY CLAIM") that may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this ss.8, then the Indemnified PartY shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

               (ii) Any Indemnifying Party will have the right to assume the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within fifteen (15) days after the Indemnified Party has given notice of the Third-Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard; further provided, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with ss.8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its solE cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnifying Party shall not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties, does not impose an injunction or other equitable relief upon the Indemnified Party, and is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, and (C) the Indemnified Party shall not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

               (iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third-Party Claim in accordance with ss.8(d)(ii) above, however, (A) the Indemnified Party may defenD against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this ss.8.

          (e) DETERMINATION OF ADVERSE CONSEQUENCES. (i) The Parties shall make appropriate adjustments for insurance coverage (including under the Environmental Insurance Policy), subject to deductibles, retroactive premium adjustments and the like, in determining Adverse Consequences for purposes of this ss.8; provided, however, that proceeds from insurance other than the Environmental Insurance Policy shall not be deemed amounts paid by the Indemnifying Party for purposes of any limitations on the Indemnifying Party's liability under this ss.8; further provided, that Sellers shall pay the deductibles for the Environmental Insurance PolicY with respect to applicable claims for indemnification made by Buyer under ss.8(b) above.

               (ii) Indemnification payments under this ss.8 shall be paid by the Indemnifying PartY without reduction for any Tax Benefits available to the Indemnified Party. However, to the extent that the Indemnified Party recognizes Tax Benefits as a result of any Adverse Consequences, the Indemnified Party shall pay the amount of such Tax Benefits (but not in excess of the indemnification payment or payments actually received from the Indemnifying Party with respect to such Adverse Consequences) to the Indemnifying Party as such Tax Benefits are actually recognized by the Indemnified Party. For this purpose, the Indemnified Party shall be deemed to recognize a tax benefit ("TAX BENEFIT") with respect to a taxable year if, and to the extent that, the Indemnified Party's cumulative liability for Taxes through the end of such taxable year, calculated by excluding any Tax items attributable to the Adverse Consequences and the receipt of indemnification payments under this ss.4 from all taxable years, exceeds the Indemnified Party's actual cumulative liability for Taxes through the end of such taxable year, calculated by taking into account any Tax items attributable to the Adverse Consequences and the receipt of indemnification payment under this ss.8 for all taxable years (to the extent permitted by relevanT Tax law and treating such Tax items as the last items taken into account for any taxable year).

               (iii) All indemnification payments under this ss.8 shall be deemed adjustments to thE Purchase Price.

          (f) SETOFF AGAINST BUYER NOTE. Buyer may elect by written notice to Sellers to setoff against the Buyer Note the amount of any indemnification to which Buyer is entitled under this ss.8; provided, however, that in the event of a dispute between the Parties regarding a claim by Buyer for indemnification under this ss.8, Buyer shall pay all amounts due and owing under the Buyer Note Buyer to a financial institution selecteD by Buyer, as escrow agent, to be held pursuant to the terms of an escrow agreement in a form substantially similar to EXHIBIT N hereto. Any such reduction in the principal amount under the Buyer Note shall affect the timing and amount of payments required under the Buyer
Note in the same manner as if Buyer had made a permitted prepayment (without premium or penalty) thereunder.

          (g)OTHER INDEMNIFICATION PROVISIONS. Buyer and Sellers acknowledge that following the Closing the foregoing indemnification provisions in this ss.8 shall be the exclusive remedy of Buyer and Sellers with respect to thE transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer and Sellers hereby waive any statutory, equitable, or common law rights or remedies, including, without limitation, any such matters arising under any Environmental, Health, and Safety Requirements, and including, without limitation, any arising under CERCLA.

          (h)CHANGE OF CONTROL. In the event of a Change of Control with respect to any one or more of the Sellers during the eighteen (18) month period following the Closing, such Sellers shall: (i) cause one or more members or shareholders, as the case may be, to expressly assume, severally and not jointly, Sellers' indemnification obligations to Buyer hereunder, provided that the financial condition of the new indemnifying party or parties is reasonably sufficient to satisfy such indemnification obligations; or (ii) otherwise provide reasonably adequate security or collateral for the satisfaction of Sellers' indemnification obligations hereunder.

     ss.9. TERMINATION.

          (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

               (i) Buyer and Target may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Buyer may terminate this Agreement by giving written notice to Target at any time prior to the Closing (A) in the event Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Target of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before the third Friday following the effective date of the execution of this Agreement, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily froM Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

               (iii) Target may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Target has notified Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before the third Friday following the effective date of the execution of this Agreement, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily froM Target itself breaching any representation, warranty, or covenant contained in this Agreement).

          (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and any Liability under this ss.9(b)). IF Target terminates this Agreement pursuant to ss.9(a)(iii)(A) or ss.9(a)(iii)(B) (other than by reason of the failURE of a condition precedent under ss.6(b)(iii) (including any resulting failure to deliver the certificate describeD in ss.6(b)(iv)), (v), (viii) or (ix)), then the Deposit (and any interest earned thereon) shall be released tO Target pursuant to the terms of the Escrow Agreement. If any Party otherwise terminates this Agreement pursuant to ss.9(a) above, then except as provided in the immediately preceding sentence, the Deposit (and any interesT earned thereon) shall be released to Buyer pursuant to the terms of the Escrow Agreement.

     ss.10. MISCELLANEOUS.

          (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

          (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

          (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid),
(iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) three (3) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

          If to Sellers:            Hudson Lock, LLC
                                    Key Components, Inc.
                                    Key Components, LLC
                                    200 White Plains Road
                                    4th Floor
                                    Tarrytown, New York 10591
                                    Attn:  Mr. Robert Kay, President
          with copy to:             Millbrook Capital Management, Inc.
                                    152 West 57th Street
                                    New York, New York 10019
                                    Attn:  Alan L. Rivera, Esq.

          with copy to:             Sonnenschein Nath & Rosenthal LLP
                                    1221 Avenue of the Americas
                                    New York, New York 10020-1089
                                    Attn:  Michael J. Emont, Esq.

          If to Buyer:              HL Acquisition, LLC
                                    1850 Second Street
                                    Suite 201
                                    Highland Park, Illinois 60035
                                    Attn:  Mr. Phil Calian

          Copy to:                  Patzik, Frank & Samotny Ltd.
                                    150 South Wacker Drive
                                    Suite 900
                                    Chicago, Illinois 60606
                                    Attn:  Alan B. Patzik, Esq.

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Target. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

          (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) EXPENSES. Buyer and each Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne equally by Target and Buyer, and the Parties will jointly file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m)  INCORPORATION  OF  EXHIBITS  AND  SCHEDULES.   The  Exhibits  and
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the business of Target is unique and recognize and affirm that in the event Target breaches this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law, so that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties' obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

          (o) SUBMISSION TO JURISDICTION. Each of the Parties submits to the non-exclusive jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Nothing in this ss.10(o), however, shall affect the right of anY Party to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

          (p) BULK TRANSFER LAWS. Buyer acknowledges that Target will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

          (q) NO CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY; PROVIDED, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SELLERS AND BUYER UNDER THE PROVISIONS OF ss.8 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


SELLERS:

HUDSON LOCK, LLC


By:  /s/ Alan Rivera
Name:  Alan Rivera
Title:  Vice President and Secretary


KEY COMPONENTS, INC.


By:  /s/ Alan Rivera
Name:  Alan Rivera
Title:  Vice President and Secretary


KEY COMPONENTS, LLC


By:  /s/ Alan Rivera
Name:  Alan Rivera
Title:  Vice President and Secretary


BUYER:

HL ACQUISITION, LLC


By:  /s/ Philip C. Calian
Name:  Philip C. Calian
Title:  Authorized Representative of WI-Hudson, LLC, its Manager